Exhibit 10.49

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made and entered into as of this June 23, 2025, by and between Cogility Software Corporation (“Secured Party”), and Data443 Risk Mitigation, Inc. (“Debtor”).

R E C I T A L S

A. Debtor, as “Company,” has executed and delivered to Secured Party, as “Holder”, a Secured Convertible Promissory Note dated June 23, 2025 (the “Note” in the original principal amount of $2,200,000, as partial consideration for the payment of the purchase price required under that certain Asset Purchase Agreement dated June 23, 2025 (the “Purchase Agreement”), by and between Secured Party, as “Seller”, and Debtor, as “Buyer”. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement or the Note, as applicable.

B. As a condition to Secured Party’s consummation of the transactions contemplated by the Purchase Agreement, Debtor has agreed to grant to Secured Party a security interest in the Collateral (as defined in Section 2) to secure Debtor’s obligations pursuant to the terms of the Note.

A G R E E M E N T

In consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1. Obligations Secured. This Agreement secures the payment by Debtor of its obligations to Secured Party under the Note.

2. Grant of Security Interest.

(a) Debtor grants to Secured Party a first priority security interest in all Purchased Assets and Accounts Receivable generated by Threat Intelligence product sales (inclusive of Cyren and Data433 as sold together or separate) (the “Collateral”).

(b) Debtor may at any time, upon written notice to Secured Party, cause the Collateral described in Section 2(a) above to be replaced and substituted by a cash deposit account with funds not less than the balance of principle and accrued and unpaid interest through the Maturity Date pursuant to the Note. Secured Party’s security interest in the Collateral described in Section 2(a) shall terminate upon delivery of such notice.

3. Debtor’s Warranties and Representations. Debtor warrants that, except for the security interest granted above, Debtor has not undertaken any action that has caused or is expected to cause any lien, claim, security interest, or encumbrance to attach to the Collateral.

4. Debtor’s Agreements. Debtor agrees:

(a) to defend at Debtor’s own cost any action, proceeding, or claim affecting the Collateral;

(b) to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral or this Agreement, except to the extent any of the foregoing constitute Excluded Liabilities;

(c) that Debtor will not misuse, fail to keep in good repair, secrete, or without the prior written consent of Secured Party, and notwithstanding Secured Party’s claim to proceeds, sell, rent, lend, encumber or transfer any of the Collateral other than sales of inventory in the ordinary course of Debtor’s business; and

(d) that the security interest granted by Debtor to Secured Party shall continue effective so long as there are any obligations owed to Secured Party under the Note.

5. Risk of Loss. All risk of loss, damage to or destruction of the Collateral shall at all times be on Debtor.

6. Events of Default; Acceleration. The following are events of default under this Agreement which will allow Secured Party to take such action under this Agreement as it, he or she deems necessary:

(a) Debtor breaches any warranty or provision of this Agreement in any material respect, and fails to cure such default within 30 calendar days of written notice of such default by Secured Party to Debtor; or

(b) an Event of Default (as such term is defined in Section 1 of the Note) shall have occurred and be continuing under the Note and Debtor shall have failed to cure such Event of Default within the applicable cure period set forth in the Note.

7. Secured Party’s Remedies After Default. Upon the occurrence and during the continuation of any Event of Default described in Section 6 above, Secured Party shall have all rights, privileges, powers and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including without limitation, the right to contact all persons obligated to Debtor on any account and to instruct such person to deliver all payments directly to Secured Party. Debtor agrees that Secured Party may without notice to any person and without judicial process enter into any premises under the real or apparent control of Debtor or any agent of Debtor where the Collateral may be or where Secured Party believes the Collateral may be, and disassemble, render unusable and/or repossess all or any item of Collateral. Secured Party may require Debtor to assemble the Collateral and deliver it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition of the Collateral is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown herein at least 10 calendar days before the time of the sale or disposition. Upon the occurrence and during the continuation of any event of default described in Section 6 above, Debtor shall pay to Secured Party all expenses incurred by Secured Party, directly or indirectly, in the enforcement of this Agreement, including expenses of collection, retaking, holding, preparing for sale, selling and the like and shall include reasonable attorneys’ fees and other legal expenses. Debtor understands that Secured Party’s rights are cumulative and not alternative.

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8. Power of Attorney. Debtor hereby appoints Secured Party as its attorney-in-fact, with power upon the occurrence of any event of default, to endorse Debtor’s name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security which may come into the possession of Secured Party; to sign Debtor’s name on any invoice relating to any Collateral, on drafts against customers, on notices of assignment, and on notices to customers; to notify the Post Office authorities to change the address for delivery of Debtor’s mail to an address designated by Secured Party; to receive, open and dispose of all mail addressed to Debtor and to send requests for verification of accounts to the customers or account debtors of Debtor. Debtor hereby ratifies and approves all acts of the attorney-in-fact, and neither Secured Party nor the attorney for the Secured Party will be liable for any acts or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as the obligations and indebtedness secured hereby have not been fully satisfied. The proceeds of the disposition of the Collateral shall be applied, first, to all costs and expenses of the sale, and second, to the payment of Debtor’s obligations and indebtedness to Secured Party, in whatever order Secured Party may elect regardless of when such obligations and indebtedness were incurred or arose.

9. Waiver of Defaults; Agreement Inclusive. Secured Party may in its sole discretion waive a default, or cure, at Debtor’s expense, a default. Any such waiver in a particular instance or of a particular default shall not be a waiver of other defaults or the same kind of default at another time. No modification or change in this Agreement or any related note, instrument or agreement shall bind any party unless in writing signed by such party. No oral agreement shall be binding.

10. [Reserved.]

11. Termination. This Agreement will terminate, and Secured Party shall execute such documents and take such other actions as are necessary to release or cause the release of the lien and security interest in the Collateral created hereby, at such time as Debtor’s obligations to Secured Party under the Note have been paid in full to Secured Party.

12. Miscellaneous.

(a) Entire Agreement; Amendments and Waivers. This Agreement, the Purchase Agreement and each of the other agreements, instruments and documents required to be delivered thereunder constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Debtor and Secured Party.

(b) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

(c) Successors and Assigns. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

(e) Assignment. Neither of the parties may assign its rights or delegate its obligations under this Agreement except with the prior written consent of the other party, which may be withheld in such other party’s sole discretion.

(f) Notices. All notices, requests, demands and other communications made by a party to another party under this Agreement shall be provided to such other party in the manner set forth in the Purchase Agreement.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first above written.

SECURED PARTY:

COGILITY SOFTWARE CORPORATION

By:	/s/ Ethan Ayer
Name:	Ethan Ayer
Title:	CFO

DEBTOR:

DATA443 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Name:	Jason Remillard
Title:	CEO

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